UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2021

KIORA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

1371 East 2100 South Suite 200 Salt Lake City, Utah 84105	84105
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2021, the Board of Directors (the “Board”) of Kiora Pharmaceuticals, Inc. (the “Company”) appointed David Hollander, MD, MBA as a member of the Board to fill a vacancy created by the previously disclosed resignations of two directors from the Board in August 2021. Dr. Hollander will serve as a Class III director, and will serve until the Company’s 2024 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified or his earlier resignation or removal.

The Board has determined that Dr. Hollander is independent under the rules of The Nasdaq Capital Market. As a non-employee director of the Company, Dr. Hollander will each receive compensation in the same manner of the Company’s other non-employee directors, as described in the section entitled “Director Compensation” in the Definitive Proxy Statement on Schedule 14A for the Company’s 2021 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 30, 2021.

Dr. Hollander, age 47, has served as the Chief Research and Development Officer of Aerie Pharmaceuticals, Inc. since November 2019. Dr. Hollander began his career in industry in 2006 at Allergan as a Medical Director of Ophthalmology where he also held a number of leadership roles including Vice President of Eye Care for US Medical Affairs, Vice President and Head of Eye Care for Global Medical Affairs, as well as Therapeutic Area Head in Clinical Development for Anterior Segment and Consumer Eye Care. During this time, Dr. Hollander continued to see patients and instruct residents and fellows in cataract surgery and corneal transplantation. Dr. Hollander previously served as Chief Medical Officer of Ora, Inc., the leading ophthalmic Contract Research Organization, from April 2016 to November 2019. While at Ora, Dr. Hollander oversaw medical operations across pharmaceutical and device clinical development, preclinical studies, as well as research and development into new regulatory endpoints, most notably the development of novel mobility courses for evaluating treatments for inherited retinal diseases. Dr. Hollander received his B.S. in chemistry with honors and distinction from Stanford University, and earned his medical degree at the University of Pennsylvania School of Medicine. Dr. Hollander also obtained an M.B.A. in Health Care Management from the Wharton School at the University of Pennsylvania.

There are no arrangements or understandings between Dr. Hollander and any other person pursuant to which Dr. Hollander was appointed as a director of the Company, and there are no family relationships between Dr. Hollander and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Dr. Hollander was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Item 7.01.	Regulation FD Disclosure.

On December 15, 2021, the Company issued a press release announcing the appointment of Dr. Hollander to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

99.1	Press Release of the Company, dated as of December 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer

Date: December 15, 2021